UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 2, 2008

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Each month, the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of August 2008 issued on September 2, 2008 appears below.

September 2, 2008

TO: All Stockholders
(Individually Addressed)

SUBJECT: Report for the Month

At the Bank

August marked the one-year anniversary of the subprime lending crisis and the subsequent credit storm. Throughout this turbulent period, the Federal Home Loan Bank System has successfully provided vital liquidity to the 8,000 community member lenders. Systemwide advances have increased by 42% from $641 billion to $914 billion (at the close of the second quarter).

At the New York Home Loan Bank, advances climbed from $60 billion on July 31, 2007, to $90 billion on July 31, 2008. Our advances support community lenders and their day-to-day operations to provide loans for housing and community and economic development.

New York Home Loan Bank members have remained strong during this rough patch because they have "skin in the game," know their neighborhoods, underwrite prudently, and keep a close, watchful eye on the credits.

The Home Loan Bank remains a reliable provider of well-priced funds to our members. This is mainly due to our unique ability to capitalize on our AAA-rated status, issue low-cost Systemwide debt to investors in the global markets, and pass those funds along to our members as advances.

We will continue to ride out this storm together with our members, staying focused on our mutual objective of advancing housing and community growth.

Twenty Community Lenders Join the Federal Home Loan Bank

In the past six months, 20 community member lenders joined the Home Loan Bank. Ten new members are headquartered in New Jersey: BankAsiana, Palisades Park; Capital Bank of New Jersey, Vineland; First Choice Bank, Lawrenceville; First State Bank, Cranford; Highlands State Bank, Vernon; HillTop Community Bank, Summit; Noble Community Bank, Sparta; Shore Community Bank, Toms River; The Prudential Insurance Company of America, Newark; and The Bank of Princeton, Princeton.

There are ten new members headquartered in New York: Alma Bank, Astoria; AXA Equitable Life Insurance Company, New York; CheckSpring Bank, Bronx; Empire National Bank, Islandia; Esquire Bank, Brooklyn; First National Bank of Scotia, Scotia; Genesee Regional Bank, Rochester; Gold Coast Bank, Islandia; MONY Life Insurance Company, New York; and NewBank, Flushing.

I am pleased to welcome these 20 new members, and I thank each for selecting the Home Loan Bank to assist with their liquidity needs.

The Home Loan Bank team is proud to provide you with products and services to expand the responsible availability of mortgage credit, to compete effectively in your market, and to promote strong communities.

Sincerely,

Alfred A. DelliBovi
President

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

September 2, 2008	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer